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                                                                       Exhibit 5

August 8, 2001

BY HAND


Cirrus Logic, Inc.
4210 South Industrial Drive
Austin, TX 78744


Re: Cirrus Logic, Inc. 1989 Amended and Restated Employee Stock Purchase Plan Cirrus Logic, Inc. 1990 Directors' Stock Option Plan
     Cirrus Logic, Inc. 1996 Stock Plan

Ladies and Gentlemen:

This opinion is being rendered to you in connection with the actions taken and proposed to be taken by Cirrus Logic, Inc., a Delaware corporation (the "Company"), in connection with the registration pursuant to the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of 3,650,000shares of its Common Stock, $0.001 par value (the "Common Stock"), issuable pursuant to the Company's 1989 Employee Stock Purchase Plan (as to 200,000 shares), 1990 Directors' Stock Option Plan (as to 150,000 shares) and 1996 Stock Plan (as to 3,300,000 shares) (collectively, the "Plans").

I have examined such documents, certificates, records, authorizations and proceedings and have made such investigations as I have deemed necessary or appropriate in order to give the opinion expressed herein. In such examination I have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as copies. In addition, I have relied, to the extent I deem such reliance proper, upon such certificates of public officials and officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established.

Based on the foregoing, it is my opinion that the 3,650,000 shares of Common Stock referred to above have been duly authorized by the Company and, when issued and, in the case of shares to be issued upon exercise of stock options granted under the Plans, the option price therefor paid as described in the Plans, will be validly issued, fully paid and nonassessable shares of Common Stock of the Company.
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I hereby consent to the filing of this opinion as an exhibit to the above-
referenced Registration Statement.


Very truly yours,


/s/ Steven D. Overly
_______________________
Steven D. Overly
Senior Vice President, Administration, General Counsel, and Secretary